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                          SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC 20549

                                      ----------


                                       FORM 8-K


                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   June 20, 1997



                                THE MACERICH COMPANY
                        ------------------------------------
                  (Exact Name of Registrant as Specified in Charter)
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

    Maryland                      1-12504                    95-4448705
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
(State or Other              (Commission File               (IRS Employer
Jurisdiction of                  Number)                 Identification No.)
Incorporation)

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             233 Wilshire Boulevard, Suite 700, Santa Monica, CA 90401
            ------------------------------------------------------------
                      (Address of Principal Executive Offices)



                                    (310) 394-6911
                                ---------------------
                 (Registrant's telephone number, including area code)


                                         N/A
                         ------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.
         -------------

    The information set forth and incorporated by reference in Item 9 of this Report is incorporated by reference in this Item.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ----------------------------------

    (c)  Exhibits.

         4.1 Indenture, dated as of June 27, 1997, by and between the Registrant and Chase Manhattan Trustees Limited, as trustee, with respect to the Debentures (including forms of certificates for the Debentures).

         4.2 Registration Rights Agreement, dated as of June 27, 1997, by and among the Registrant, Lazard Capital Markets, Lazard Freres & Co. LLC, Lehman Brothers International (Europe), and UBS Limited.

         10.1 Amendment, dated as of June 27, 1997, to the Amended and Restated Limited Partnership Agreement for the Operating Partnership, dated as of March 16, 1994.

         99.1      Press Release dated June 30, 1997.


ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
         ----------------------------------------------------

    On June 30, 1997, The Macerich Company, a Maryland corporation (the "Registrant"), announced the sale of $150 million aggregate principal amount of its 7-1/4% Convertible Subordinated Debentures due 2002 (the "Debentures") by issuing a press release, a copy of which is filed as Exhibit 99 hereto and incorporated herein by reference.

    The Debentures were sold pursuant to a Purchase Agreement dated June 20, 1997 (the "Purchase Agreement") among the Registrant and each of Lazard Capital Markets, Lehman Brothers International (Europe) and UBS Limited (collectively, the "Managers") and Lazard Freres & Co. LLC. The closing with respect to $150 million aggregate principal amount of the Debentures occurred on June 27, 1997. Pursuant to the Purchase Agreement, the Registrant also granted to the Managers an option, exercisable for 30 days, for the purchase of up to an additional $25 million of Debentures, solely to cover over-allotments (if any). On July 2, 1997, the Managers notified the Company of their intention to purchase an additional $11.4 million of Debentures pursuant to the over-allotment option. The closing of this purchase pursuant to the over-allotment option is expected to occur on or about July 8, 1997.


                                          2

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    The Debentures were sold for a cash purchase price of 100% of their principal amount less an aggregate offering discount of 2.5% representing management, underwriting and selling commissions. $42,020,000 aggregate principal amount of the Debentures (including those Debentures sold pursuant to the over-allotment option) were sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption from registration provided by Regulation S promulgated thereunder (the "Regulation S Debentures"). The Regulation S Debentures were offered, sold and delivered only to non-United States persons in off-shore transactions outside the United States, its territories and possessions, and otherwise in compliance with the requirements and conditions set forth in Regulation S. $119,380,000 in aggregate principal amount of the Debentures (including those Debentures sold pursuant to the over-allotment option) were sold to "qualified instiutional buyers" in the United States in reliance on the exemption from registration provided by Rule 144A under the Securities Act (the "Rule 144A Debentures").

    The Debentures are convertible, at the option of the holders thereof, into shares of the Registrant's common stock at a price of $31.125 per share (subject to adjustment under certain circumstances) at any time on or after 60 days from the date of issue and prior to the redemption, repurchase or maturity thereof.

    In connection with the offering of the Debentures, the Registrant entered into a Registration Rights Agreement with the Managers and Lazard Freres & Co. LLC, pursuant to which the Registrant has agreed to file a registration statement with the Securities and Exchange Commission with respect to resales of the Rule 144A Debentures and the shares of common stock issuable upon conversion of the Rule 144A Debentures.


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  THE MACERICH COMPANY

Date:  July 3, 1997               By:    /s/ THOMAS O'HERN
                                       ----------------------
                                       Thomas O'Hern
                                       Senior Vice President and
                                       Chief Financial Officer
















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                                    Exhibit Index

Exhibit No.        Description

4.1 Indenture, dated as of June 27, 1997, by and between The Macerich Company and Chase Manhattan Trustees Limited, as trustee, with respect to the Debentures (including forms of certificates for the Debentures).

4.2 Registration Rights Agreement, dated as of June 27, 1997, by and among The Macerich Company, Lazard Capital Markets, Lazard Freres & Co. LLC, Lehman Brothers International (Europe), and UBS Limited.

10.1 Amendment, dated as of June 27, 1997, to the Amended and Restated Limited Partnership Agreement for the Operating Partnership, dated as of March 16, 1994.

99.1               Press Release dated June 30, 1997.











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